                 NINTH AMENDMENT TO REVOLVING LOAN, TERM LOAN,
                     EQUIPMENT LOAN AND SECURITY AGREEMENT,
             MODIFICATION OF NOTES AND REAFFIRMATION OF GUARANTIES

     This NINTH AMENDMENT TO REVOLVING LOAN, TERM LOAN, EQUIPMENT LOAN, SECURITY AGREEMENT AND REAFFIRMATION OF GUARANTIES, dated as of March 27, 1997 (this "AMENDMENT") is by and between FLEET NATIONAL BANK F/K/A FLEET NATIONAL BANK OF CONNECTICUT F/K/A SHAWMUT BANK CONNECTICUT, N.A., a national banking association with a place of business at 777 Main Street, Hartford, Connecticut 06115 ("LENDER") and EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a principal place of business at 1790 New Britain Avenue, Farmington, Connecticut 06032 ("BORROWER").

     On October 3, 1985, Lender and Borrower entered into a certain Revolving Loan and Security Agreement which has been (a) amended and restated in its entirety by a certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 28, 1995, as amended by a certain Sixth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated July 31, 1995, as further amended by a certain Seventh Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of January 26, 1996, as further amended by a certain Eighth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of April 10, 1996, and as further amended by a certain Ninth Amendment to Revolving Loan, Term Loan, Equipment Loan, Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated of even date herewith between Borrower and Lender (as amended and in effect from time to time, the "LOAN AGREEMENT"). Capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

     Pursuant to the Loan Agreement, the Lender has made: (i) a $7,000,000.00 revolving loan (the "REVOLVING LOAN") as evidenced by a certain Revolving Promissory Note dated February 28, 1995 (the "REVOLVING NOTE"), (ii) a $500,000.00 equipment loan (the "FIRST EQUIPMENT LOAN") as evidenced by a certain Equipment Promissory Note dated March 29, 1994 (the "FIRST EQUIPMENT NOTE"), (iii) a second $500,000.00 equipment loan (the "SECOND EQUIPMENT LOAN") as evidenced by a certain Equipment Promissory Note II dated February 28, 1995 (the "SECOND EQUIPMENT NOTE"), (iv) a $4,000,000.00 term loan (the "TERM LOAN") as evidenced by a certain Term Promissory Note dated March 22, 1993 (the "TERM NOTE") and (v) a $1,000,000.00 construction to permanent loan (the "CONSTRUCTION LOAN") as evidenced by a certain Construction to Permanent Loan Promissory Note dated July 31, 1995 (the "CONSTRUCTION NOTE").

     On July 30, 1992, Gros-Ite Industries, Inc. (the "GUARANTOR") executed a guaranty of the obligations of the Borrower to the Lender, which guaranty has been reaffirmed from time to time (the "GUARANTY"). The Loan Agreement, Revolving Note, the First Equipment Note, the Second Equipment Note, the Guaranty and the related documents are collectively referred to as the "LOAN DOCUMENTS".

     Borrower has requested that Lender amend the Loan Agreement and the Loan Documents in order to, among other things, (i) extend the termination date and increase the maximum principal amount of the Revolving Loan, (ii) amend the Borrowing Base, (iii) combine the First Equipment Loan and Second Equipment Loan into one loan, (iv) modify the interest rates of the Revolving Loan, the combined First Equipment Loan and Second Equipment Loan, the Term Loan and the Construction Loan, (v) make a new $3,000,000 Equipment Line of Credit available to the Borrower, and (vi) make other amendments as set forth herein. Lender has advised Borrower that Lender is prepared to make the loans and amendments requested on the condition that Borrower join with Lender in this Amendment upon the terms and conditions set forth herein.

     In consideration of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender, Borrower and Guarantor hereby agree as follows.


     I.   Acknowledgments, Affirmations and Representations and Warranties.

          A.   The Borrower and Guarantor acknowledge and affirm that:


          1. All of the statements contained herein are true and correct and that they understand that the Lender is relying on the truth and completeness of such statements to enter into this Amendment.

          2. As of March 26, 1997 and without regard to the financial accommodations contemplated herein, the Borrower is legally and validly indebted to the Lender in the principal amount of $2,361,200.36 with respect to the Revolving Loan, $171,840.89 with respect to the First Equipment Loan, $369,312.45 with respect to the Second Equipment Loan, $3,323,201.41 with respect to the Term Loan and $916,666.60 with respect to the Construction Loan, plus interest and fees accrued and accruing thereon and costs and expenses of collection, including without limitation, attorneys' fees, and there is no defense, offset or counterclaim with respect to any of the foregoing or independent claim or action against the Lender.

          3. The Guarantor is legally and validly indebted to the Lender by virtue of the Guaranty and there is no defense, offset or counterclaim with respect thereto or claim or independent against the Lender.

     B. The Borrower and the Guarantor represent and warrant to the Lender that:


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          1. The resolutions previously adopted by the Board of Directors of the
Borrower and the Guarantor and provided to the Lender have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Amendment and the documents and transactions described herein.

          2. The Borrower and the Guarantor have the corporate power and authority to enter into, and have taken all necessary corporate action to authorize, this Amendment and the transactions contemplated hereby.

          3. All representations, warranties and covenants contained in, and schedules and exhibits attached to, the Loan Documents are true and correct on and as of the date hereof, are incorporated herein by reference and are hereby remade.

          4. The Borrower and the Guarantor are not currently in default under any of the Loan Documents, and no condition exists which would constitute an event of default under any of the Loan Documents but for the giving of notice or passage of time, or both.

          5. The consummation of the transactions contemplated hereby is not prevented or limited by, nor does it conflict with or result in a breach of terms, conditions or provisions of the Borrower's or Guarantor's respective Certificates of Incorporation or Bylaws or any evidence of indebtedness, agreement or instrument of whatever nature to which the Borrower or any of the Guarantor is a party or by which any of them is bound, does not constitute a default under any of the foregoing and does not violate any federal, state or local law, regulation or order or any order of any court or agency which is binding upon the Borrower or the Guarantor.


II.  Amendments to Loan Documents.

     A.   Amendments to the Loan Agreement.

          1. Amendment to Section 1.  The following are hereby inserted after
Section 1.16 of the Loan Agreement:

             1.17 "ADVANCE" or "ADVANCES" shall have the meanings given to such terms in Section 2.1 of this Agreement.

             1.18 "BUSINESS DAY" means a day other than a Saturday, Sunday, or other day on which banks in the State of Connecticut are required or permitted by law to be closed.

             1.19 "CONVERSION DATE" means April 1, 1997.

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          1.20 "COST OF FUNDS" shall mean the fixed per annum rate of interest as of the date selected by Borrower in accordance with the terms of this Agreement determined by Lender in good faith in accordance with Lender's customary practices for loans in United States currency and based on Lender's cost of obtaining funds with a maturity approximately equal to the Interest Period for such Cost of Funds Advance from sources as may be selected by Lender in its sole and absolute discretion.

          1.21 "COST OF FUNDS ADVANCE" means any Advance or Equipment Advance that bears interest with reference to the Cost of Funds.

          1.22 "COST OF FUNDS LOANS" or "COST OF FUNDS LOAN" means any Revolving Loan, Equipment Loan or Second Term Loan or portion of the Revolving Loan or Equipment Loan which bears interest with reference to the Cost of Funds.

          1.23 "EQUIPMENT ADVANCE" means that term as defined in Section 2.12.

          1.24 "EQUIPMENT LOAN" means all Equipment Advances made pursuant to this Agreement and evidenced by the Equipment Note.

          1.25 "EQUIPMENT NOTE" means that term as defined in Section 2.12.

          1.26 "INTEREST PERIOD" means with respect to the LIBOR Loans and Cost of Funds Loans, the period selected by the Borrower pursuant to this Agreement, to the extent such period is available from Lender to other borrowers similarly situated to Borrower on the date of such selection. Each Interest Period shall commence on the date such advance is made or the date of a subsequent interest rate election, as the case may be, and shall end on the date as the Borrower may select, provided that:

               (i) any Interest Period for LIBOR Loans which would otherwise end on a day which is not a Business Day shall end on the next or succeeding Business Day as is Lender's custom in the inter-bank Eurodollar market to which such advance relates;


               (ii) any Interest Period for Cost of Funds Loans which would


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                 otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day of Lender;

         (iii) Borrower may not select an Interest Period which would end after the Maturity Date and any Interest Period which commences before and would otherwise end after the Maturity Date, shall end on the Maturity Date; and

          (iv) any Interest Period for LIBOR Loans which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month.

     1.27 "LIBOR" shall mean, with respect to the Interest Period for which it is determined, the rate per annum calculated pursuant to the following formula:

                        LIBOR = LIBOR Base Rate
                                ---------------
                                     1-Reserve Percentage

     1.28 "LIBOR ADVANCE" means any Advance or Equipment Advance that bears interest with reference to LIBOR.

     1.29 "LIBOR BASE RATE" means the rate quoted to Lender on or prior to the commencement of an Interest Period for the offering to Lender from prime commercial banks in the interbank Eurodollar market of dollar deposits in immediately available funds for a period equal to the Interest Period and in an amount equal to the requested LIBOR Advance.

     1.30 "LIBOR LOANS" or "LIBOR LOAN" means the Revolving Loan, Equipment Loan or the Second Term Loan or any portion of the Revolving Loan or Equipment Loan which bears interest with reference to LIBOR.

     1.31 "PRIME RATE" shall mean the interest rate charged from time to time by Lender at its principal office as its Prime Rate. The Prime Rate is not necessarily the lowest lending rate offered by Lender to its customers.

     1.32 "PRIME RATE ADVANCE" means any Advance or Equipment




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               Advance that bears interest with reference to the Prime Rate.


          1.33 "PRIME RATE LOAN" or "PRIME RATE LOANS" means the Revolving Loan, Equipment Loan or Second Term Loan or any portion of the Revolving Loan or Equipment Loan which bears interest with relevance to the Prime Rate.

          1.34 "RESERVE PERCENTAGE" means for any day with respect to a LIBOR Advance or LIBOR Loan, the maximum rate, (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating thereto) against "Eurocurrency Requirements" (as that term is used in Regulation D) if such liabilities were outstanding.

     2. Amendment to Section 2.1 of the Loan Agreement. The Loan Agreement is hereby amended by deleting Section 2.1 in its entirety and substituting the following in lieu thereof:

        2.1 Revolving Loan. The Lender may loan to the Borrower, at its discretion, and the Borrower may borrow from the Lender, from time to time (each an "ADVANCE" and collectively, the "REVOLVING LOAN"), up to that amount (hereinafter referred to as the BORROWING BASE") which is the lesser of:

        a.        The sum of:

                  (1)  EIGHTY PERCENT (80%) of the Borrower's Eligible
                       Receivables;

                  (2) SIXTY PERCENT (60%) of the Borrower's Eligible Inventory, but in any event not to exceed FIVE MILLION DOLLARS ($5,000,000.00);

                  which sum shall be reduced by the aggregate amount committed under any letter or letters of credit issued by the Lender on behalf of the Borrower; OR

        b. NINE MILLION DOLLARS ($9,000,000.00), reduced by the aggregate amount committed under any letter or letters of credit issued by the Lender on behalf of the Borrower.

                  Nothing herein shall be construed to require the Lender to lend

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               up to the Borrowing Base, and nothing shall prohibit the Lender from























                                     - 7 -

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               lending in excess of the Borrowing Base, all loans to be at the discretion of the Lender.

               The Revolving Loan shall be evidenced by the Revolving Promissory Note annexed hereto and made a part hereof as EXHIBIT "B".

     3. Amendment to Section 2.9 of the Loan Agreement. The Loan Agreement is hereby amended by deleting the first sentence of Section 2.9 in its entirety and substituting the following in lieu thereof:

             The Revolving Loan shall terminate on March 31, 2000 and may be renewed by the Lender, in its sole and absolute discretion, upon written notification by the Lender prior to March 31, 2000, which notification will contain the terms and conditions of any renewal.

     4. Amendment to Section 2.11 of the Loan Agreement. Section 2.11 of the Loan Agreement is hereby deleted and replaced with the following:

             2.11 Combined Term Loan.

                  The Lender made: (i) on or about March 29, 1994, a $500,000 equipment loan (the "FIRST EQUIPMENT LOAN") to the Borrower and (ii) on or about February 28, 1995, a second $500,000 equipment loan (the "SECOND EQUIPMENT LOAN) to the Borrower. The outstanding principal amounts of the First Equipment Loan and Second Equipment Loan are hereby consolidated and combined into a single term loan in the principal amount of $541,153.34 (the "SECOND TERM LOAN"), which Second Term Loan shall be subject to the terms and conditions of this Loan Agreement and the note attached hereto as EXHIBIT C.

     5. Amendment to Section 2.12 of the Loan Agreement. Section 2.12 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

             2.12 Equipment Line of Credit III.

                  Equipment Advances. Subject to the terms and conditions set forth in this Agreement, Lender agrees to make advances (each an "EQUIPMENT ADVANCE" and collectively "EQUIPMENT ADVANCES") to Borrower from time to time during the period from the date hereof up to, but not including, March 31, 1998 (the "CONVERSION


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               DATE"); provided, however, that at no time shall the aggregate outstanding principal balance of all Equipment Advances plus the aggregate outstanding principal amount of any leases entered into by the Borrower with Fleet Credit Corporation exceed $3,000,000.00.

               Equipment Note. All Equipment Advances shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form of EXHIBIT C-1 attached hereto, duly completed, executed, and delivered to Lender, in the principal amount of up to $3,000,000.00 and dated, of even date herewith, payable to Lender, and maturing on the Maturity Date (the "EQUIPMENT NOTE"). Borrower hereby authorizes Lender to record on the Equipment Note or in its internal computerized records the amount of each Equipment Advance and of each payment of principal received by Lender on account of the Equipment Loan, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of the Equipment Loan and shall be considered correct and binding on Borrower provided, however, that the failure to make such recordation with respect to any Equipment Advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Equipment Note.

               Invoices. In the case of each Equipment Advance, Borrower shall deliver to Lender the following: (1) an invoice for the equipment to be purchased certified by the chief financial officer of Borrower as being true, complete and correct, and showing that the requested Equipment Advance does not exceed eighty (80%) percent of the hard costs thereof excluding registration fees, taxes, shipping charges, delivery charges, set-up charges, maintenance costs and any and all other "soft costs", (2) if requested by Lender, a UCC-1 financing statement or UCC-3 amendment with respect to such equipment and (3) any other additional approvals, opinions, reports, and other documents as may be required hereunder or as Lender may reasonably request.

     6. The following is inserted after Section 2.12 hereof:

        2.13   Non-Default Interest.  The Borrower shall pay interest to
               Lender monthly in arrears on the first day of each month commencing April 1, 1997 on the outstanding and unpaid principal balance of


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               the Revolving Loan, Second Term Loan and Equipment Loan at a rate per annum equal to, at Borrower's election pursuant to Section
               2.14 below, (i) the Prime Rate, (ii) LIBOR plus two hundred (200) basis points, or (iii) the Cost of Funds plus two hundred (200) basis points. Notwithstanding anything contained herein to the contrary, if the Borrower achieves a Debt Service Ratio (as defined in Section 10 of Exhibit A hereto) of greater than or equal to 1.5 to 1.0 for the year to date period tested, the portion of the Revolving Loan which bears interest with respect to the LIBOR Rate or the Cost of Funds Rate will be reduced by twenty-five (25) basis points for the quarter in which the Debt Service Ratio was tested. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective.

       2.14    Notice and Manner of Borrowing. Borrower shall give
               Lender irrevocable notice by telecopy or otherwise in writing of its request that Lender make an Advance or Equipment Advance hereunder, not later than 2:00 p.m. Hartford time two (2) Business Days prior to the proposed drawdown date thereof ("DRAWDOWN DATE"). Notice received by Lender after 2:00 p.m. Hartford, Connecticut time shall be loaned against by Lender three (3) Business Days after the proposed Drawdown Date. Notwithstanding anything contained herein to the contrary, for Prime Rate Advances, the Borrower shall only be required to give such notice not later than 2:00 p.m. on the Drawdown Date. Each notice, in the case of a LIBOR Advance or Cost of Funds Advance, shall specify the duration of the Interest Period therefor. Subject to the fulfillment of the applicable conditions set forth in this Agreement, Lender will make the Advance or Equipment Advance in immediately available funds by crediting the amount
               thereof to Borrower's account with Lender.   Notwithstanding
               anything contained herein to the contrary, the Borrower may only elect LIBOR Loans or Cost of Funds Loans in original principal amounts of not less than $1,000,000.00.

       2.15 Prepayment of Principal. Borrower may prepay (i) Prime Rate Loans, in whole or in part without penalty with accrued interest to the date of such prepayment on the amount prepaid, and (ii) LIBOR Loans or Cost of Funds Loans, in whole or in part on the last Business Day of the Interest Period applicable to the portion of the LIBOR Loans or Cost of Funds Loans being prepaid. If

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               any such payment is made on a day other than the last Business
               Day of the then current Interest Period applicable to such LIBOR Loan or Cost of Funds Loan or Borrower requests a LIBOR Advance or Cost of Funds Advance pursuant to Section 2.14, but fails to borrow such LIBOR Advance or Cost of Funds Advance, Borrower shall pay Lender, upon Lender's request, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such LIBOR Advance or Cost of Funds Advance as a result of any such payment or failure to borrow, including, without limitation, any interest or other amounts payable by Lender to lenders of funds obtained by Lender in order to make or maintain such LIBOR Advance or Cost of Funds Advance.

        2.16 Default Interest. Overdue principal and interest and, upon the occurrence and during the continuance of an Event of Default, all principal and accrued but unpaid interest shall bear interest until paid in full, payable on demand, at a rate of the lesser of
               (i) three percent (3%) above the interest rate in effect immediately prior to the occurrence of an Event of Default or
               (ii) the maximum rate permitted by law.

        2.17   Conversion of Rate of Interest. Provided that no Event of
               Default shall have occurred and be continuing Loan, the Borrower may, (a) on any Business Day, convert any outstanding Prime Rate Loan to a LIBOR Loan or a Cost of Funds Loan in the same aggregate principal amount and (b) convert a LIBOR Loan to a Prime Rate Loan or Cost of Funds Loan only on the last Business Day of the then current Interest Period applicable to such LIBOR Loan and (c) convert a Cost of Funds Loan to a Prime Rate Loan or LIBOR Loan, only on the last Business Day of the then current Interest Period for such Cost of Funds Loan. If the Borrower desires to so convert, it shall give Lender written notice on or prior to the conversion date in accordance with the terms of
               Section 2.14, specifying the date of such conversion, the amount to be converted and if conversion is to a LIBOR Loan or Cost of Funds Loan, the duration of the first Interest Period therefor.

        2.18 Continuation of Rate of Interest. Provided that no Event of Default shall have occurred, any LIBOR Loan or Cost of Funds Loan may be continued as such upon the expiration of the current Interest Period by the Borrower giving notice to the Lender in


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

                    accordance with the terms of Section 2.14 for making LIBOR Advances or Cost of Funds Advances.
             2.19 Failure to Convert or Continue. If Borrower fails to notify Lender of its election to convert or continue an expiring Cost of Funds Loan or LIBOR Loan on or prior to the end of the expiring Interest Period, such expiring Cost of Funds Loan or LIBOR Loan shall, at the end of such Interest Period, automatically become a Prime Rate Loan.

          7. Amendments to Section 4.1.i. of the Loan Agreement. Subsection (6) of Section 4.1.i. of the Loan Agreement is hereby deleted and replaced with the following:

             (6) on the first business day of each month, a borrowing base certificate and borrowing certificate reconciliations in form and substance satisfactory to Lender, provided however, if the availability under the Revolving Loan is $1,000,000 or less, the Borrowing Base certificate and reconciliations shall be provided daily.

          8. Amendments to Sections 4.1.m., 4.1.n. and 4.1.o. of the Loan Agreement. Sections 4.1.m., 4.1.n. and 4.1.o. of the Loan Agreement are hereby deleted in their entirety.

          9. Amendment to Section 4.2.o of the Loan Agreement. Section 4.2.o of the Loan Agreement is hereby deleted in its entirety.

         10. Amendment to Section 5.1.o of the Loan Agreement. Section 5.1.o of the Loan Agreement is hereby deleted in its entirety.

         11. Amendment to Exhibit A of the Loan Agreement. Exhibit A of the Loan Agreement is hereby amended by:

              a.   Deleting Section 2 of Exhibit "A" in its entirety.

              b. Deleting Section 10 of Exhibit "A" to the Loan Agreement in its entirety and substituting the following in lieu thereof:

                   Debt Service Ratio. The Borrower shall maintain as of the end of each calendar quarter, for the year to date period, a ratio of [(earnings before interest, taxes, depreciation and amortization) minus (unfunded Capital Expenditures (pro rated based upon the percentage of the calendar year elapsed at the time of the covenant testing)) to [(Current Maturities of Long-Term Debt paid or scheduled to be paid during the period to be tested) plus (interest) plus (taxes) plus (dividends)] of (a) not less than
               1.0 to 1.0 as of March 31, 1997 and at all times through and including December 31, 1997, and (b) 1.1 to 1.0 as of March 31, 1998 and at all times thereafter. "CURRENT MATURITIES OF LONG TERM DEBT" shall mean all indebtedness of Borrower (excluding the Revolving Loan) which, in accordance with GAAP may be properly classified as long term debt, the portion of which is due within one (1) year from the date of determination thereof. "CAPITAL EXPENDITURES" shall mean amounts paid or indebtedness incurred by the Borrower in connection with the purchase or lease by the Borrower of Capital Assets that would be required to be capitalized and shown on the balance sheet of the Borrower in accordance with GAAP. "CAPITAL ASSETS" shall mean fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

          c. Deleting Section 11 of Exhibit "A" to the Loan Agreement in its entirety.

          d. Deleting Section 13 of Exhibit "A" to the Loan Agreement in its entirety and substituting the following in lieu thereof:

               Leverage Ratio. The Borrower shall maintain a ratio of Total Liabilities to Tangible Net Worth as of the end of each calendar quarter of not greater than 3.5 to 1.0 at all times. For the purposes of this paragraph, "TOTAL LIABILITIES" shall mean all debt and other liabilities of the Borrower which in accordance with GAAP may be properly classified as liabilities and all other liabilities, indebtedness or obligation whether or not so classified. For the purposes of this Section 13 below, the term "TANGIBLE NET WORTH" shall mean as at any date of determination thereof, (a) the Borrower's "net worth" as defined by and determined in accordance with GAAP minus (b) amounts at which good will and any other intangibles including, without limitation, patents, trademarks, trade names, copyrights and franchises, and amounts owed by and/or invested in officers or shareholders of the Borrower would be shown on such balance sheet minus (c) increases caused by a write-up of assets of the Borrower.

               e. Deleting Section 14 of Exhibit "A" to the Loan Agreement in its entirety.

               f. Deleting Section 15 of Exhibit "A" to the Loan Agreement in its entirety.

               g. EXHIBITS B, C AND C-1 of the Loan Agreement are hereby deleted and replaced with EXHIBITS B, C AND C-1 attached hereto.

     B. Amendments to Revolving Note. The Revolving Note is hereby amended and restated as set forth in EXHIBIT B attached hereto.

     C. Amendment and Restatement of the First Equipment Note and Second Equipment Note. The First Equipment Note and Second Equipment Note are hereby combined, amended and restated as set forth in EXHIBIT C attached hereto.

     D.    Amendment to the Term Note.  The Term Note is hereby amended by:

           1. Deleting the following paragraph after the fourth paragraph on page one of the Term Note:

               The Borrower shall also pay on the first day of each month, together with the regularly scheduled payment of principal and interest, accrued interest in an amount equal to one (1%) percent per annum of the outstanding principal balance of the Note (the "Additional Interest"). The Lender may, in its sole and absolute discretion, reduce the Additional Interest payable monthly under this Note to an amount equal to one-half of one percent (0.5%) per annum of the outstanding principal balance of this Note. Nothing contained herein shall be deemed to be an express or implied commitment or intention by or on the part of the Lender to so reduce the interest rate.

           2. Deleting the language "eight and sixty-five hundredths percent (8.65%) per annum" on page one of the Term Note and replacing it with the following: "seven and sixty-five hundredths percent (7.65%) per annum."

           3. Deleting the date "April 1, 1993" on page one of the Term Note and replacing it with "April 1, 1997".

           4. Deleting the date "April 1, 1998" on page one of the Term Note and replacing it with "March 1, 2002".

            5. Deleting the date "April 30, 1998" on page three of the Term Note and replacing it with "March 31, 2002."

            6. Deleting the first full paragraph on page two of the Term Note in its entirety and substituting the following in lieu thereof:

                 To the extent allowed by applicable law, after the occurrence of an Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum (the "DEFAULT RATE") equal to three (3) points above the interest rate specified above.

     E. Amendment to the Loan Documents. The Loan Documents, including without limitation EXHIBIT D of the Loan Agreement, are hereby amended to be made consistent with this Amendment.

III. Reaffirmation of Guaranty.

     To induce the Lender to enter into this Amendment, the Guarantor hereby (a) consents to this Amendment and (b) affirms and ratifies the Guaranty and confirms that (i) the Guarantor does irrevocably and unconditionally guarantee to the Lender the payment and performance from the Borrower of the Obligations (as defined in the Guaranty) from the Borrower to the Lender, upon the terms and conditions set forth in the Guaranty, (ii) the term Obligations includes, without limitation, this Amendment, a certain Third Modification of Construction to Permanent Loan Promissory Note and Open-End Construction to Permanent Mortgage Deed of even date herewith in connection with the Construction Loan (the "MODIFICATION"), the Term Loan, the Second Term Loan, the Equipment Loan and the increase in the Revolving Loan, and (iii) the Guaranty remains in full force and effect.

IV.  Miscellaneous.

     A. Ratifications, Etc. Except as otherwise expressly set forth herein, all terms and conditions of the Loan Agreement, the Term Note, the Guaranty and the Loan Documents are ratified and shall remain in full force and effect. Nothing herein shall be construed to be a waiver of any requirements of the Loan Agreement and the Loan Documents except as expressly set forth herein.

     B. Conditions Precedent. The effectiveness of this Amendment shall be subject to the Lender's prior receipt of each of the following in form and substance satisfactory to Lender and its counsel:

            1. This Amendment, duly executed and delivered by the Borrower and Guarantor and the Second Term Note, the Equipment Note and the Amended and Restated Revolving Promissory Note, duly executed and delivered by the Borrower;

            2. Copies of all corporate action taken by the Borrower and Guarantor, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Amendment, certified as of the date of this Amendment by the Secretary of the Borrower and Guarantor;

            3. A certificate or certificates, dated as of the date of this Amendment, of the Secretary of the Borrower and/or Guarantor certifying the names and true signatures of the officers of the Borrower and Guarantor authorized to sign the Loan Documents to which the Borrower or Guarantor are a party and the other documents to be delivered by the Borrower and Guarantors under this Amendment and an opinion of Borrower's counsel in form and substance satisfactory to the Lender;

            4. All fees and expenses, including legal fees and related disbursements incurred by Lender in connection with the structuring, negotiation, preparation and closing of this Amendment and the transactions related hereto;

            5. Execution and recording of the Modification and the issuance of an endorsement to the title policy insuring the original mortgage modified by such Modification; and

            6.   Execution and recording of a certain Eighth
                 Modification of Open-End Mortgage of even date herewith and the issuance of an endorsement to the title policy insuring the original mortgage modified by said Modification of Open-End Mortgage Deed.

     C. Counterparts. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.

     D. Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Connecticut.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal.

                                                  LENDER:

                                                  FLEET NATIONAL BANK f/k/a
                                                  FLEET NATIONAL BANK OF
                                                  CONNECTICUT f/k/a SHAWMUT
                                                  BANK CONNECTICUT, N.A.


                                                  By
                                                    ---------------------------
                                                          Edgar Ezerins
                                                          Its Vice President
                                                          Duly Authorized


                                                  BORROWER:

                                                  EDAC TECHNOLOGIES
CORPORATION


                                                  By
                                                    ---------------------------
                                                          Ronald G. Popolizio
                                                          Its Vice President
                                                          Duly Authorized


                                                  GUARANTOR:

                                                  GROS-ITE INDUSTRIES, INC.


                                                  By
                                                    ---------------------------

                                                          Its